Exhibit 99.1

MALLINCKRODT COMPLETES ACQUISITION OF IKARIA

•	Transaction expected to be accretive to Mallinckrodt’s fiscal 2015 adjusted diluted earnings per share

•	Accelerates Mallinckrodt’s growth in specialty brands; adds portfolio diversity with high-value, high-margin INOMAX Total Care™ offering; further enlarges and diversifies Hospital growth platform with strong presence in neonatal intensive care

•	Augments Specialty Pharmaceuticals commercial structure to support continued growth

DUBLIN, April 16, 2015 — Mallinckrodt plc (NYSE: MNK), a leading specialty biopharmaceutical company, today announced that it has completed its acquisition of Ikaria, Inc. at a purchase price of approximately $2.3 billion. The Ikaria acquisition extends Mallinckrodt’s footprint in the hospital market and expands its reach into neonatal critical care with INOMAX® (inhaled nitric oxide), a vital treatment option for a highly vulnerable patient population. It also accelerates Mallinckrodt’s rapid growth in specialty brands — adding significant portfolio diversity with a high-value, high-margin integrated drug-device-service product offering.

The all-cash transaction is expected to add at least $150 million in net sales and be accretive to the company’s fiscal year 2015 adjusted diluted earnings per share by at least $0.25 per share. Mallinckrodt will provide updated fiscal year 2015 financial guidance for the combined company on May 5, 2015 to include INOMAX.

Mallinckrodt today also announced that to support its ongoing transformation and continued rapid growth in specialty pharmaceuticals it will expand its commercial leadership to support the portfolio. Hugh O’Neill and Daniel Tassé, formerly Chairman and Chief Executive Officer of Ikaria, will serve as Mallinckrodt Commercial Senior Vice Presidents. Mr. Tassé will remain with the business until a new, permanent senior executive leader is identified, and will assist in the selection process. Both Mr. O’Neill and Mr. Tassé will serve as members of Mallinckrodt’s Executive Committee and report directly to Mark Trudeau, President and Chief Executive Officer.

“This latest transaction continues the rapid transformation of Mallinckrodt into a leading specialty biopharmaceutical company and demonstrates our ongoing commitment to driving revenue and earnings growth for shareholders and delivering value for patients,” said Mark Trudeau. “In the last 20 months we’ve not only grown quickly, but we’ve substantially shifted our business focus and created rich new specialty pharmaceutical growth platforms for the future.

“To fully realize the significant potential of our new and expanded portfolio, it’s critical that we increase our capacity as well as deepen and broaden our commercial capabilities. I’m confident that intensified leadership focus will enable us to achieve our goals,” concluded Mr. Trudeau.

Advisors

Mallinckrodt’s financial advisor for the transaction was Goldman Sachs, and its legal advisors were Wachtell, Lipton, Rosen & Katz and Arthur Cox in Ireland.

Ikaria, Inc.’s legal advisor was Kirkland & Ellis LLP.

About Mallinckrodt plc

Mallinckrodt is a global specialty biopharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology and pulmonology along with analgesics and central nervous system drugs for prescribing by office- and hospital-based physicians. The company’s core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. The company’s fiscal 2014 revenue totaled $2.54 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

About INOMAX®

INOMAX is a vasodilator, which, in conjunction with ventilator support and other appropriate agents, is indicated for the treatment of term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension, where it improves oxygenation and reduces the need for extracorporeal membrane oxygenation. INOMAX should not be used in the treatment of neonates known to be dependent on right-to-left shunting of blood. Abrupt discontinuation of INOMAX may lead to a worsening condition. Methemoglobinemia is a dose-dependent side effect of inhaled nitric oxide therapy. Nitrogen dioxide (NO2) forms rapidly in gas mixtures containing nitric oxide and oxygen, and therefore may cause airway inflammation and damage. Methemoglobin S, NO2, and FiO2 should be monitored during nitric oxide administration.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s business and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industry in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and costs savings from its recently completed acquisitions; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s ability to successfully develop or commercialize new products; Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. drug enforcement administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS FOR MALLINCKRODT:

Investor Relations

Coleman N. Lannum, CFA

Senior Vice President, Investor Strategy and IRO

314-654-6649

cole.lannum@mallinckrodt.com

John Moten, CFA

Vice President, Investor Relations

314-654-6650

john.moten@mallinckrodt.com

Media

Rhonda Sciarra

Communications Manager

314-654-8618

rhonda.sciarra@mallinckrodt.com

Meredith Fischer

Senior Vice President, Communications and Public Affairs

314-654-3318

meredith.fischer@mallinckrodt.com